UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2022 (July 1, 2022)

LIV CAPITAL ACQUISITION CORP. II

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41269	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey Mexico, CDMX	11040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 55 1100 2470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	LIVB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LIVBW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	LIVBU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, LIV Capital Acquisition Corp. II (the “Company”) appointed each of Javier Maurilio Nájera Muñoz, José Alverde Losada and Jorge Esteve Recolons to the Company’s Board of Directors (the “Board”), effective July 1, 2022. Mr. Nájera was appointed to the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating Committee of the Board, effective July 1, 2022.

Mr. Najera, 56, has been the Managing Partner of Blink Capital Solutions, a financial services firm that provides strategic and valuation advice to multisectorial companies. Prior to this role, Mr. Nájera, was a managing partner of Execution Finance an independent investment banking firm based in Mexico City, from 2009 to 2020. From 2005 to 2009, Mr. Nájera acted as deputy managing director of corporate financing, corporate banking and derivatives of IXE Financial Group, a provider of banking services. From 1994 to 2005, Mr. Nájera served as a corporate director of Credit Suisse First Boston (CSFB) and general manager of CSFB in Mexico. Mr. Nájera received a bachelor’s degree in economics from the Instituto Tecnológico Autónomo de México, and a master’s degree in senior management from the Instituto Panamericano de Alta Dirección de Empresa.

Mr. Alverde Losada, 54, has been the General Director at Desarrolladora A&L S. de R.L. de C.V., a Mexican company dedicated to the development of sustainable residential, commercial and office complexes, integrating all the factors of sustainability in the social, economic and environmental spheres since 2008. In addition, Mr. Alverde Losada serves as a member of the board of directors of Controalosa S.A. de. C.V. since 2016. Mr. Alverde Losada received a bachelor’s degree in business administration from the Universidad Iberoamericana, Ciudad de México and a master’s degree in business administration from the University of Texas at Austin.

Mr. Recolons, 55, has been the General Director and member of the Executive Committee of ECOM Agroindustrial, a leading global agribusiness commodity merchant and sustainable supply chain management company with a presence in over 40 countries since 2009. Prior to this, Mr. Recolons was a member of the Executive Committee and served as the Chief Executive Officer of HSBC Latin America and the Caribbean’s Insurance, Pensions, and Investments division from 2002 to 2009. Mr. Recolons is currently a member of the board of directors of a number of companies, including Telmex, Aeromexico, and Grupo Real Turismo. He holds a bachelor’s degree in business administration from the Universidad Anáhuac México and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

Each of Mr. Nájera, Mr. Alverde Losada and Mr. Recolon will receive equity interests in LIV Capital Acquisition Sponsor II, L.P., the Company’s sponsor, equivalent to 20,000 founder shares, concurrently with or following the closing of the Company’s business combination.

None of Mr. Nájera, Mr. Alverde Losada or Mr. Recolons have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2022

LIV CAPITAL ACQUISITION CORP. II

By:	/s/ Alexander R. Rossi
Alexander R. Rossi
Chief Executive Officer and Chairman